UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 15, 2017
Cigna Corporation
(Exact name of registrant as specified in its charter)
Delaware	1-08323	06-1059331
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

900 Cottage Grove Road
Bloomfield, Connecticut 06002
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:

(860) 226-6000

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
As disclosed on February 14, 2017, Cigna Corporation ("Cigna") has filed suit against Anthem, Inc. ("Anthem") in the Delaware Court of Chancery seeking declaratory judgments that the Company's termination of the merger agreement is lawful and that Anthem is not permitted to extend the termination date.  Cigna's complaint also seeks payment by Anthem of the $1.85 billion reverse termination fee, as well as additional damages in an amount exceeding $13 billion, which includes the lost premium value to Cigna's shareholders caused by Anthem's willful breaches of the merger agreement.
Cigna is disappointed that Anthem has chosen not to honor its contractual obligation to pay the $1.85 billion reverse break-up fee and has instead filed litigation.  Cigna believes Anthem's allegations to be meritless.  The facts remain that Anthem had the obligation to eliminate the anticompetitive impact of the Blue Cross/Blue Shield Association rules to enable the transaction to proceed and receive regulatory approval and failed to so.  Accordingly, there is no viable path to completing this transaction.  Cigna intends to vigorously defend against the Anthem litigation and pursue its own action against Anthem for the damages that Anthem has caused Cigna and its shareholders.
This information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act whether made before or after the date of this report, except as shall be expressly set forth by specific reference in such a filing.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Current Report on Form 8-K and oral statements made with respect to information contained in this report may contain forward looking information within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward looking statements may include statements regarding the merger agreement and the transactions and litigation related thereto.  You may identify forward-looking statements by the use of words such as "believe," "expect," "plan," "intend," "anticipate," "estimate," "predict," "potential," "may," "should," "will" or other words or expressions of similar meaning, although not all forward-looking statements contain such terms.
Forward-looking statements are subject to risks and uncertainties, both known and unknown, that could cause actual results to differ materially from those expressed or implied in forward-looking statements. Such risks and uncertainties include, but are not limited to: ongoing litigation with respect to the ruling, including Anthem's appeal of the ruling; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement of the ruling; uncertainty as to litigation with respect to the termination of the merger agreement, the reverse termination fee, declaratory judgments with respect to the foregoing and/or contract and non-contract damages for claims filed against Anthem; the risk that a government entity or court of competent jurisdiction, in any litigation, arbitration or other forum, finds in any binding or non-binding decision that Cigna has not complied, in full or in part, with its obligations under the merger agreement or that Cigna is liable for any breach, willful or otherwise, of the merger agreement; uncertainty as to whether and, if so, when Anthem will pay the reverse termination fee; uncertainty as to litigation with respect to any suit initiated by Anthem against Cigna, including for damages with respect to the transactions contemplated in the merger agreement; competitive responses to the ruling; the inability to retain key personnel; our ability to achieve our financial, strategic and operational plans or initiatives; our ability to predict and manage medical costs and price effectively and develop and maintain good relationships with physicians, hospitals and other health care providers; the impact of modifications to our operations and processes, including those in our disability business; our ability to identify potential strategic acquisitions or transactions and realize the expected benefits of such transactions; the substantial level of government regulation over our business and the potential effects of new laws or regulations, or changes in existing laws or regulations; the outcome of litigation, regulatory audits, including the CMS review and sanctions, investigations and actions and/or guaranty fund assessments; uncertainties surrounding participation in government-sponsored programs such as Medicare; the effectiveness and security of our information technology and other business systems; and unfavorable industry, economic or political conditions, including foreign currency movements; any changes in general economic and/or industry specific conditions, as well as more specific risks and uncertainties discussed in our most recent report on Form 10-K and subsequent reports on Forms 10-Q and 8-K available on the Investor Relations section of www.cigna.com.   You should not place undue reliance on forward-looking statements, which speak only as of the date they are made, are not guarantees of future performance or results, and are subject to risks, uncertainties and assumptions that are difficult to predict or quantify.  Cigna undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by law.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIGNA CORPORATION (Registrant)

	By:	/s/ Nicole S. Jones
Name: Nicole S. Jones
Title: Executive Vice President and General Counsel

Date: February 15, 2017